UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 14, 2006

EPIC BANCORP
(Exact name of registrant as specified in its charter)

California	000-50878	68-0175592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 Irwin Street, San Rafael California		94901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (415) 526-6400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

On June 12, 2006 the shareholders of Epic Bancorp approved the 2006 Employee Stock Option and Stock Appreciation Right Plan. This Plan has replaced the Company’s previous Amended and Restated Employee Stock Option and Stock Appreciation Right Plan, which terminated on March 19, 2006. No new shares were made available under this plan above the amount previously available under the Terminated plan.

Subject to adjustment as provided in the Plan, authorized and unissued shares of Common Stock that may be issued under the Plan shall be One Hundred Fifty Thousand Five Hundred Seventy-Seven (150,577) shares, plus any shares of Common Stock subject to options outstanding under the Company’s Amended and Restated Employee Stock Option and Stock Appreciation Right Plan that expire or otherwise terminate, in whole or in part, without having been exercised in full and that again become available for issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2006	EPIC BANCORP

/s/ Michael E. Moulton

Michael E. Moulton, Chief Financial Officer
(Principal Financial Officer)